UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11859

Massachusetts	04-2787865
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Rogers Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders of Pegasystems Inc. (the “Company”) was held on May 21, 2015. At the Annual Meeting, the following items were presented to the stockholders of the Company for their approval, and approved by the indicated votes:

1. To elect the seven nominees named in the Company’s definitive proxy statement to serve on the Company’s Board of Directors until its 2016 Annual Meeting of Stockholders. Each nominee for director was elected by a vote of stockholders as follows:

	Peter Gyenes	Richard Jones	Steven Kaplan	James O’Halloran	Alan Trefler	Larry Weber	William Wyman
FOR	65,608,653	68,268,141	68,396,886	68,385,260	67,108,910	68,403,173	68,395,903
AGAINST	2,997,878	334,390	209,720	220,958	1,497,496	198,931	210,528
ABSTAIN	5,523	9,523	5,448	5,836	5,648	9,950	5,623
Non Votes	5,549,261	5,549,261	5,549,261	5,549,261	5,549,261	5,549,261	5,549,261

2. To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved on a non-binding advisory basis by a vote of stockholders as follows:

Executive Compensation
FOR	68,389,972
AGAINST	91,198
ABSTAIN	130,884
Non-Votes	5,549,261

3. To ratify the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The proposal was approved by a vote of stockholders as follows:

Auditors
FOR	74,048,055
AGAINST	102,665
ABSTAIN	10,595

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.
Date: May 28, 2015
	By:	/s/ Anne T. Warner
Anne T. Warner
General Counsel and Secretary